Exhibit (h)(41)

DBX ETFs

FUND OF FUNDS INVESTMENT AGREEMENT

THIS AGREEMENT, dated as of April 27, 2022, between The Lazard Funds, Inc. on behalf of each Acquiring Fund listed on Schedule A, severally and not jointly (each, an "Acquiring Fund"), and DBX ETF Trust, on behalf of each Acquired Fund listed on Schedule B, severally and not jointly (each, an "Acquired Fund" and together with the Acquiring Funds, the "Funds").

WHEREAS, each Fund is registered with the U.S. Securities and Exchange Commission ("SEC") as an investment company under the Investment Company Act of 1940, as amended, (the "1940 Act");

WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies, Section 12(d)(1)(B) limits the extent to which a registered investment company, its principal underwriter or registered brokers or dealers may knowingly sell shares of such registered investment company to other investment companies, and Section 12(d)(1)(C) limits the extent to which an investment company may invest in the shares of a registered closed-end investment company;

WHEREAS, Rule 12d1-4 under the 1940 Act (the "Rule") permits registered investment companies, such as the Acquiring Funds, to invest in shares of other registered investment companies, such as the Acquired Funds, in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of the Rule; and

WHEREAS, an Acquiring Fund may, from time to time, invest in shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule;

NOW THEREFORE, in accordance with the Rule, the Acquiring Funds and the Acquired Funds desire to set forth the following terms pursuant to which the Acquiring Funds may invest in the Acquired Funds in reliance on the Rule.

1.       TERMS OF INVESTMENT

(a)  In order to help reasonably address the risk of undue influence on an Acquired Fund by an Acquiring Fund, and to assist the Acquired Fund's investment adviser with making the required findings under the Rule, each Acquiring Fund and each Acquired Fund agree as follows solely with respect to an investment by such Acquiring Fund in an Acquired Fund that exceeds the limits in Section 12(d)(1)(A) of the 1940 Act:

(i)    In-kind redemptions. The Acquiring Fund acknowledges and agrees that, if and to the extent consistent with the Acquired Fund's registration statement, as amended from time to time, and Rule 6c-11, the Acquired Fund may honor any redemption request partially or wholly in-kind.

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(ii)    Scale of investment. Upon a reasonable request by an Acquired Fund, the Acquiring Fund will provide summary information regarding the anticipated timeline of its investment in the Acquired Fund and the scale of its contemplated investment in the Acquired Fund.

(b)  In order to assist the Acquiring Fund's investment adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in an Acquired Fund, each Acquired Fund shall provide each Acquiring Fund with publicly available information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Fund to comply with the terms and conditions of the Rule.

2.	REPRESENTATIONS OF THE ACQUIRED FUNDS.

(a) In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquired Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to Acquired Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquiring Fund if such Acquired Fund fails to comply with the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

3.	REPRESENTATIONS OF THE ACQUIRING FUNDS.

(a) In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquiring Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to Acquiring Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if such Acquiring Fund fails to comply with the Rule with respect to its investment in such Acquired Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

(b) Prior to making an investment in an Acquired Fund in excess of the limits of Section 12(d)(1)(A)(i), an Acquiring Fund agrees to provide notice to the Acquired Fund.

4.	NOTICES

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail or electronic mail to the address for each party specified below.

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If to the Acquiring Fund:	If to the Acquired Fund:

Lazard Asset Management LLC

Attn: General Counsel

30 Rockefeller Plaza

New York, NY 10112

Email: lam.ny.legal@lazard.com

With a copy to:

Jessica Falzone

c/o Lazard Asset Management LLC

30 Rockefeller Plaza

New York, NY 10112

Email: jessica.falzone@lazard.com

Frank Gecsedi

Chief Compliance Officer - DBX ETF Trust

DWS Investment Management Americas

875 Third Avenue

New York, NY 10022

Email: frank.gecsedi@db.com

With a copy to:

John Millette

Secretary - DBX ETF Trust

DWS Investment Management Americas

100 Summer Street, 8th Floor

Boston, MA 02110

Email: john.millette@db.com

5.	TERM AND TERMINATION; ASSIGNMENT; AMENDMENT

(a)  This Agreement shall be effective for the duration of the Acquired Funds' and the Acquiring Funds' reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time. While the terms of the Agreement shall only be applicable to investments in Funds made in reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time, the Agreement shall continue in effect until terminated pursuant to Section 5(b).

(b)  This Agreement shall continue until terminated in writing by either party upon sixty (60) days' notice to the other party. Upon termination of this Agreement, the Acquiring Funds may not purchase additional shares of the Acquired Funds beyond the Section 12(d)(1)(A) limits in reliance on the Rule.

(c) This Agreement may not be assigned by either party without the prior written consent of the other. In the event either party assigns this Agreement to a third party as provided in this Section, such permitted third party shall be bound by the terms and conditions of this Agreement applicable to the assigning party.

(d) Except as otherwise provided in this Agreement, the Agreement may be amended only by a writing that is signed by each affected party.

(e) In any action involving the Acquiring Funds under this Agreement, each Acquired Fund agrees to look solely to the individual Acquiring Funds that is involved in the matter in

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controversy and not to any other series of the Acquiring Funds.

(f) In any action involving the Acquired Funds under this Agreement, each Acquiring Fund agrees to look solely to the individual Acquired Fund that is involved in the matter in controversy and not to any other series of the Acquired Funds.

6.       MISCELLANEOUS

(a) Counterparts. This Agreement may be executed in two or more counterparts, each of which is deemed an original but all of which together constitute one and the same instrument.

(b) Severability. If any provision of this Agreement is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof will be considered severable and will not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

(c) Addition or Removal of Acquiring and Acquired Funds. In the event that either party to this Agreement wishes to include one or more additional series on Schedules A or B, or remove one or more series from eligibility for purchase by adding the series to Schedule C, the relevant party shall notify the other party in writing, and, if the other party agrees in writing, the appropriate Schedule shall be amended accordingly and, in the case of series added to Schedule A or B, such series shall become an Acquiring Fund or Acquired Fund, as appropriate, under this Agreement.

(d) Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

DBX ETF Trust, on behalf of its series listed on Schedule B

/s/ Freddi Klassen

Name: Freddi Klassen

Title: President and Chief Executive Officer

The Lazard Funds, Inc., on behalf of each of its series listed on Schedule A, severally and not jointly

/s/ Jessica Falzone

Name: Jessica Falzone

Title: Assistant Secretary

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SCHEDULE A

Acquiring Funds

The Lazard Funds, Inc.

1. Lazard Developing Markets Equity Portfolio

2. Lazard Emerging Markets Core Equity Portfolio

3. Lazard Emerging Markets Debt Portfolio

4. Lazard Emerging Markets Equity Advantage Portfolio

5. Lazard Emerging Markets Equity Portfolio

6. Lazard Emerging Markets Strategic Equity Portfolio

7. Lazard Enhanced Opportunities Portfolio

8. Lazard Equity Franchise Portfolio

9. Lazard Global Dynamic Multi-Asset Portfolio

10. Lazard Global Equity Select Portfolio

11. Lazard Global Fixed Income Portfolio

12. Lazard Global Listed Infrastructure Portfolio

13. Lazard Global Strategic Equity Portfolio

14. Lazard International Equity Advantage Portfolio

15. Lazard International Equity Portfolio

16. Lazard International Equity Select Portfolio

17. Lazard International Equity Value Portfolio

18. Lazard International Quality Growth Portfolio

19. Lazard International Small Cap Equity Portfolio

20. Lazard International Strategic Equity Portfolio

21. Lazard Managed Equity Volatility Portfolio

22. Lazard Opportunistic Strategies Portfolio

23. Lazard Real Assets Portfolio

24. Lazard US Corporate Income Portfolio

25. Lazard US Equity Concentrated Portfolio

26. Lazard US Equity Focus Portfolio

27. Lazard US Short Duration Fixed Income Portfolio

28. Lazard US Small-Mid Cap Equity Portfolio

29. Lazard US Sustainable Equity Portfolio

30. Lazard US Systematic Small Cap Equity Portfolio

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SCHEDULE B

Acquired Funds

DBX ETF Trust

Xtrackers Harvest CSI 300 China A-Shares ETF

Xtrackers Harvest CSI 500 China A-Shares Small Cap ETF

Xtrackers MSCI China A Inclusion Equity ETF

Xtrackers MSCI All World ex US Hedged Equity ETF

Xtrackers MSCI EAFE Hedged Equity ETF

Xtrackers MSCI Emerging Markets Hedged Equity ETF

Xtrackers MSCI Europe Hedged Equity ETF

Xtrackers MSCI Eurozone Hedged Equity ETF

Xtrackers MSCI Germany Hedged Equity ETF

Xtrackers MSCI Japan Hedged Equity ETF

Xtrackers FTSE Developed ex US Multifactor ETF

Xtrackers Russell US Multifactor ETF

Xtrackers MSCI EAFE ESG Leaders Equity ETF

Xtrackers Emerging Markets Carbon Reduction and Climate Improvers ETF

Xtrackers MSCI Emerging Markets ESG Leaders Equity ETF

Xtrackers Bloomberg US Investment Grade Corporate ESG ETF

Xtrackers J.P. Morgan ESG Emerging Markets Sovereign ETF

Xtrackers J.P. Morgan ESG USD High Yield Corporate Bond ETF

Xtrackers International Real Estate ETF

Xtrackers MSCI All World ex US High Dividend Yield Equity ETF

Xtrackers MSCI EAFE High Dividend Yield Equity ETF

Xtrackers Low Beta High Yield Bond ETF

Xtrackers USD High Yield Corporate Bond ETF

Xtrackers High Beta High Yield Bond ETF

Xtrackers MSCI Kokusai Equity ETF

Xtrackers S&P MidCap 400 ESG ETF

Xtrackers Russell 1000 US Quality at a Reasonable Price ETF

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Xtrackers Municipal Infrastructure Revenue Bond ETF

Xtrackers Short Duration High Yield Bond ETF

Xtrackers S&P SmallCap 600 ESG ETF

Xtrackers S&P 500 ESG ETF

Xtrackers MSCI USA ESG Leaders Equity ETF

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SCHEDULE C

Funds Excluded from Acquired Fund List

DBX ETF Trust

Xtrackers MSCI All China Equity ETF

Xtrackers Risk Managed USD High Yield Strategy ETF

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